Exhibit 10.2
AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT
     THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 28, 2010 (this “Amendment”), is entered into by and among:
     (a) RPM Funding Corporation, a Delaware corporation (“Seller”),
     (b) RPM International Inc., a Delaware corporation (“RPM-Delaware”), as initial Servicer,
     (c) Fifth Third Bank (“Fifth Third”), and Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association (“Wells Fargo” and each of Fifth Third and Wells Fargo, a “Purchaser” and, collectively, the “Purchasers”), and
     (d) Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association, in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”).
and pertains to that certain Receivables Purchase Agreement dated as of April 7, 2009 among the parties hereto or their predecessors (as heretofore and hereby amended, the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.
PRELIMINARY STATEMENT
Seller wishes to amend the Agreement as hereinafter set forth, and the Administrative Agent and the Purchasers are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment.
          Section 1. Amendments.
          (a) The definitions of the terms specified below which are contained in Exhibit I of the Receivables Purchase Agreement are hereby amended and restated, respectively, as follows:
     “EBITDA” shall mean, for any period of four consecutive fiscal quarters, determined on a consolidated basis for RPM-Delaware and its Subsidiaries, (i) the sum of (A) net income of RPM-Delaware and its Subsidiaries (calculated before provision for income taxes, Interest Expense, extraordinary items, non-recurring gains or losses in connection with asset dispositions, income attributable to equity in affiliates, all amounts attributable to depreciation and amortization and non-cash charges associated with asbestos liabilities) for such period, (B) all non-cash charges related to the writedown or impairment of goodwill and other intangibles for such period, (C) non-cash charges or losses related to or resulting from the bankruptcy filing of any Excluded Subsidiary for such period, (D) non-cash charges in addition to those provided for in clauses (B) and (C) above, up to an aggregate amount of not more than $25,000,000, incurred during such period, and (E) one-time cash charges incurred during the period from June 1, 2008 through

May 31, 2010, but only up to an aggregate amount of not more than $25,000,000 during such period, minus (ii) the sum of (A) cash payments made by RPM-Delaware or any of its Subsidiaries in respect of asbestos liabilities (which liabilities include, without limitation, defense costs and indemnification liabilities incurred in connection with asbestos liabilities) during such period, and (B) non-cash gains related to or resulting from the bankruptcy filing of any Excluded Subsidiary for such period.
     “Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (ii) any other corporation, limited liability company, partnership or other entity of which ownership interests representing at least a majority of the ordinary voting power or, in the case of partnership, at least a majority of the general partnership interests, are, as of such date, directly or indirectly owned, controlled or held by the parent and/or one or more of its Subsidiaries; provided, however, that no Excluded Subsidiary shall be a “Subsidiary” of RPM-Delaware for purposes of this Agreement from (a) May 31, 2010 until (b) the effective date of a bankruptcy plan of reorganization with respect to such Excluded Subsidiary or the earliest date after the effective date if as of such date, such entity would otherwise qualify as a “Subsidiary” of RPM-Delaware pursuant to this definition, and provided, further, that solely for purposes of Section 7.1(i)(O), the Norwegian Company shall not constitute a Subsidiary.
          (b) Exhibit I of the Receivables Purchase Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:
     “Excluded Subsidiary” shall mean any Potentially Excluded Subsidiary that has been the subject of an Exclusionary Event and each other corporation, limited liability company, partnership or other entity of which ownership interests representing at least a majority of the ordinary voting power or, in the case of partnership, at least a majority of the general partnership interests are directly or indirectly owned, controlled or held by one or more Potentially Excluded Subsidiary that has been subject of an Exclusionary Event.
     “Exclusionary Event” shall mean the board of directors of any Potentially Excluded Subsidiary shall have authorized the filing of a bankruptcy petition with respect to such Potentially Excluded Subsidiary.
     “Potentially Excluded Subsidiary” shall mean Specialty Products Holding Corp. and Bondex International Inc.

          Section 2. Representations and Warranties. In order to induce the Administrative Agent and the Purchasers to enter into this Amendment, Seller hereby represents and warrants to the Administrative Agent and the Purchasers, as of the date hereof, that (a) the execution and delivery by Seller of this Amendment are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part, (b) this Amendment has been duly executed and delivered by Seller, (c) no event has occurred and is continuing that will constitute an Amortization Event or a Potential Amortization Event, and (d) each of Seller’s representations and warranties set forth in Section 5.1 of the Agreement (other than Section 5.1(m) thereof) is true and correct on and as of the date hereof as though made on and as of the date hereof.
          Section 3. Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:
          (a) receipt by the Administrative Agent of counterparts hereof, duly executed by each of the parties hereto;
          (b) receipt by the Administrative Agent of counterparts of an amendment to the RPM Credit Agreement, duly executed by the parties thereto, containing terms substantially similar to this Amendment, and satisfaction of all conditions precedent to its effectiveness; and
          (c) receipt by the Administrative Agent of a reasonably satisfactory opinion of RPM-Delaware’s counsel addressed to the Administrative Agent and the Purchasers covering such matters as they may reasonably request including, without limitation, that in the event any of the Potentially Excluded Subsidiaries were to become a debtor in a case under the Federal Bankruptcy Code, it would not be substantively consolidated with RPM-Delaware or Seller.
          Section 4. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
          Section 5. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
          Section 6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).
          Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof via facsimile or electronic mail of an executed .pdf copy thereof shall, to the fullest extent permitted by applicable law, have the same force and effect and delivery of an originally executed counterpart hereof.
<Signature pages follow>

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RPM FUNDING CORPORATION, as Seller
By:	/s/ Keith R. Smiley
Name:	Keith R. Smiley
Title:	Vice President & Treasurer

RPM INTERNATIONAL INC., as Servicer
By:	/s/ Edward W. Moore
Name:	Edward W. Moore
Title:	Vice President, General Counsel & Secretary

FIFTH THIRD BANK, as Purchaser
By:	/s/ Brian Gardner
Name:	Brian Gardner
Title:	Vice President

WELLS FARGO BANK, N.A., as Purchaser and Administrative Agent
By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

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